COMPANY CONTACT:         FOR IMMEDIATE RELEASE
Jeff Magids
Director of Finance & Investor Relations
(281) 874-2700, (888) 991-SBOW

SilverBow Resources Announces Acquisitions of Sundance Energy and SandPoint Resources

Strategic Acquisitions of Liquids-Weighted Assets in Western Eagle Ford
Meaningfully Increases Size and Scale
Overlapping, Contiguous Acreage Positions Drive Compelling Industrial Logic
Accretive to Key Financial & Operational Metrics

Houston, TX – April 14, 2022 – SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or “the Company”) announced today it has entered into a definitive agreement to acquire substantially all of the assets of Sundance Energy, Inc. and certain affiliated entities (collectively, “Sundance”) for a total purchase price of $354 million and up to $15 million of contingent payments based on future commodity prices. The Sundance transaction, which is expected to close in the third quarter of 2022, has been unanimously approved by the Boards of Directors of both companies. The closing of the transaction is subject to SilverBow shareholder approval and satisfaction or waiver of customary closing conditions.
SilverBow also announced today that it has entered into a definitive agreement to acquire certain assets from SandPoint Operating, LLC, a subsidiary of SandPoint Resources, LLC, (collectively, “SandPoint") for a total purchase price of $71 million. The oil and gas assets target the Eagle Ford and Olmos formations in La Salle and McMullen counties. The SandPoint transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close in the second quarter of 2022, subject to customary closing conditions.
Sundance Overview:
•Compelling industrial logic given highly contiguous acreage to SilverBow’s existing position; adds 39,000 net acres in Atascosa, La Salle, McMullen and Live Oak counties
•January 2022 net production of 11,100 Boe/d (84% liquids / 65% oil)
•Proved Developed Producing (“PDP”) PV-10 of approximately $277 million1
•Approximately 200 gross / 155 net de-risked, high return locations with IRRs exceeding 200% at 4/6/22 NYMEX strip pricing
•2022E Adjusted EBITDA of approximately $170 million2,3, implying an attractive 2.1x purchase price multiple. Expected to add significant free cash flow (“FCF”) in 2022
SandPoint Overview:
•Contiguous acreage in La Salle and McMullen counties, with ~27,000 net acres
•May 2022E net production of 4,650 Boe/d (70% gas, 30% liquids) with two new wells expected to be coming online in the second quarter of 2022
•PDP PV-10 of approximately $89 million1

•Approximately 45 gross / 44 net de-risked, high return locations with IRRs exceeding 80% at 4/6/22 NYMEX strip pricing
•2022E Adjusted EBITDA of approximately $29 million2,3, implying an attractive 2.4x purchase price multiple
Pro Forma Company Including Sundance and SandPoint:
•Projected full year 2022 key metrics4:
◦Net production of 300-330 MMcfe/d (64% gas)
◦Adjusted EBITDA of $490-$530 million
◦Capital expenditures of $260-$300 million
◦FCF of $180-$250 million
•Increases 2022E FCF per share by approximately 50% compared to standalone SilverBow2,3
•Conservative leverage profile targeting total debt to Adjusted EBITDA less than 1.0x by YE22
•Double-digit annual production growth with less than 60% re-investment rate through 2024, expected to generate greater than $1.0 billion of FCF2,4 during the same time period
•Increases SilverBow’s acreage footprint by 50% to approximately 198,000 net acres
•Deep inventory of more than 645 gross / 507 net high-return locations across the Company’s Eagle Ford and Austin Chalk focus areas
•Pro forma PDP reserves of approximately 750 Bcfe and PDP PV-10 of $1.6 billion1,2
•Estimated annual synergies of approximately $15 million with further potential savings upon integration. Synergies not included in metrics presented
•SilverBow intends to run one drilling rig on the acquired assets starting in the second half of 2022 in addition to the one rig SilverBow is currently running
•Updated full year 2022 guidance and expected upsized borrowing base amount to be announced in conjunction with the closing of both transactions
MANAGEMENT COMMENTS
Sean Woolverton, SilverBow’s Chief Executive Officer, commented, “SilverBow has a disciplined approach towards growth based on our strict investment criteria. Today’s transformative news builds on our recent series of transactions while advancing a number of our strategic objectives. These deals mark the fourth and fifth acquisitions we have announced since the second half of last year, which cumulatively total over $550 million of transaction value. We are significantly increasing SilverBow’s size, scale and cash flow while maintaining a conservative balance sheet and a leverage ratio of less than 1.0x by year-end 2022. Pro forma for the transactions, liquids production will comprise a third of our production mix, allowing us to capture margin uplift from the current strength in liquids pricing. SilverBow will now have even greater optionality to allocate capital between both oil and gas development, which has been a cornerstone of the Company’s strategy over the last few years.”
Mr. Woolverton commented further, “There is strong industrial logic for these acquisitions as the acreage overlap will allow SilverBow to drive synergies and optimize development plans. We estimate we have the ability to generate approximately $450 million of incremental free cash flow through 2024, with total SilverBow pro forma free cash flow greater than $1.0 billion. We have already identified approximately $15 million of annual synergies through a combination of operational and corporate efficiency gains. The significant production and cash flow from existing wells, coupled with a conservative balance sheet and ample liquidity, positions SilverBow to self-fund high rate of return projects and simultaneously further our consolidation efforts. While we have created significant shareholder value to-date, we are excited about the prospects that lie ahead. We look forward to integrating our latest transactions and continuing to unlock value for our stakeholders moving forward.”
COMBINED ACREAGE POSITION: COMPELLING INDUSTRIAL LOGIC

SUNDANCE TRANSACTION DETAILS AND FUNDING
The Sundance transaction has an effective date of May 1, 2022 and is expected to close in the third quarter of 2022. The aggregate purchase price of approximately $354 million consists of $225 million in cash, subject to customary closing adjustments, and 4.1 million shares of SilverBow common stock valued at $129 million based on its 30-day volume weighted average price as of April 8, 2022. Up to an additional $15 million dollars of contingent payments may be payable to Sundance based upon future commodity prices. In addition to customary closing adjustments, SilverBow will benefit from a $16.5 million downward adjustment to cash consideration at close related to the assumption of Sundance’s existing hedge book. SilverBow intends to fund the cash portion of the consideration, fees and expenses with cash on hand and borrowings under its revolving credit facility.
SANDPOINT TRANSACTION DETAILS AND FUNDING
The SandPoint acquisition also has an effective date of May 1, 2022 and is expected to close in the second quarter of 2022. The aggregate purchase price of approximately $71 million consists of $31 million in cash, subject to customary closing adjustments, and 1.3 million shares of SilverBow common stock valued at $40 million based on its 30-day volume weighted average price as of April 8, 2022. SilverBow intends to fund the cash portion of the consideration, fees and expenses with cash on hand and borrowings under its revolving credit facility.
INVESTOR PRESENTATION AND OTHER DETAILS
SilverBow has posted a presentation highlighting the transactions under the “Investor Relations” section of the Company’s website, www.sbow.com. Investors are encouraged to access and review the transaction presentation for additional details and information.
ADVISORS
Barclays is serving as financial advisor to SilverBow on the Sundance transaction. Gibson, Dunn & Crutcher, LLP is serving as legal advisor to SilverBow on both transactions.
Piper Sandler & Co. and TD Securities (USA) LLC are serving as financial advisors to Sundance. Kirkland & Ellis LLP is serving as legal advisor to Sundance.
Latham & Watkins, LLP is serving as legal advisor to SandPoint.
ABOUT SILVERBOW RESOURCES, INC.
SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com. Information on the Company’s website is not part of this release.
FORWARD-LOOKING STATEMENTS
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management's expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this press release, including those regarding benefits of the transactions, closing of the transactions, our strategy, future operations, 2022 guidance and preliminary outlook for SilverBow and the acquired assets, financial position, well expectations and drilling plans, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, future free cash flow and expected leverage ratio, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” "guidance," “expect,” “may,” “continue,” “predict,” “potential,” “preliminary,” “plan," “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, risks and uncertainties discussed in the Company’s reports filed with the SEC.
All forward-looking statements speak only as of the date of this news release. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. The issuance of the stock consideration in the Sundance transaction requires approval of SilverBow stockholders in accordance with the listing rules of the New York Stock Exchange, and the Company cannot provide assurances on the timing or outcome of that approval. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company's SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.
(Footnotes)
1.Based on management’s estimates of reserve volumes and values based on a 5/1/22 effective date and NYMEX strip prices as 4/5/22.
2.Reference to non-GAAP financial measure(s), the definitions of which appear at the end of this release.
3.Financial measures represent full year 2022 results, not actual contribution to SilverBow.
4.Based on management’s estimates utilizing NYMEX strip prices as of 4/5/22. Assumes a full year of results from SilverBow, Sundance assets and SandPoint assets. Does not represent 2022 guidance for SilverBow. Expected SilverBow reported 2022 results will be lower than Pro Forma based on the effective and closing dates of each transaction.
(Definition of Non-GAAP Measures as Calculated by the Company) (Unaudited)
The following non-GAAP measures are presented in addition to financial statements as SilverBow believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and useful in comparing investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company's financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA: The Company presents Adjusted EBITDA attributable to common stockholders in addition to reported net income (loss) in accordance with GAAP. Adjusted EBITDA is calculated as net income (loss) plus (less) depreciation, depletion and amortization, accretion of asset retirement obligations, interest expense, impairment of oil and natural gas properties, net losses (gains) on commodity derivative contracts, amounts collected (paid) for commodity derivative contracts held to settlement, income tax expense (benefit); and share-based compensation expense. Adjusted EBITDA excludes certain items that SilverBow believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDA is used by the Company's management and by external users of SilverBow's financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. It is also used to assess SilverBow's ability to incur and service debt and fund capital expenditures. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA is important as it is considered among the financial covenants under the Company's First Amended and Restated Senior Secured Revolving Credit Agreement with JPMorgan Chase Bank, National Association, as administrative agent, and certain lenders party thereto (as amended, the “Credit Agreement”), a material source of liquidity for SilverBow. Please reference the Company's 2021 Form 10-K and subsequent 8-Ks for discussion of the Credit Agreement and its covenants. The Company has provided forward-looking Adjusted EBITDA estimates; however, SilverBow is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.
Free Cash Flow and Free Cash Flow per Share: Free cash flow is calculated as Adjusted EBITDA (defined above) plus (less) monetized derivative contracts, cash interest expense, capital expenditures and current income tax (expense) benefit. The Company believes that free cash flow is useful to investors and analysts because it assists in evaluating SilverBow's operating performance, and the valuation, comparison, rating and investment recommendations of companies within the oil and gas industry. Free cash flow per share is calculated by taking free cash flow divided by the number of common shares outstanding of the Company at a given date. SilverBow uses this information as one of the bases for comparing its operating performance with other companies within the oil and gas industry. Free cash flow should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. The Company has provided forward-looking free cash flow and free cash flow per share estimates; however, SilverBow is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.
Total Debt to Adjusted EBITDA (Leverage Ratio): Leverage Ratio is calculated as total debt, defined as long-term debt excluding unamortized discount and debt issuance costs, divided by Adjusted EBITDA (defined above)

for the most recently completed 12-month period. The Company has provided a forward-looking Leverage Ratio estimate; however, SilverBow is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.
PV-10: PV-10 is a non-GAAP measure that represents the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. PV-10 is most comparable to the Standardized Measure which represents the discounted future net cash flows of the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with GAAP. The Company uses non-GAAP PV-10 value as one measure of the value of its estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. Management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves. The Company has provided a PV-10 estimate; however, SilverBow is unable to provide a quantitative reconciliation of this non-GAAP measure to the most directly comparable GAAP measure because the items necessary to estimate such GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.
Re-Investment Rate: Re-investment rate is calculated as capital expenditures divided by the sum of capital expenditures and FCF (defined above) for a given time period. SilverBow believes that re-investment rate is useful to investors because it reflects the magnitude of capital needed to be invested back into the Company's operations, relative to the total potential cash flows to which stakeholders could have received. Within the oil and gas industry, shale development typically requires substantial, ongoing capital investments to sustain production due to the nature of high-decline rates in shale wells. SilverBow uses re-investment rate to supplement its analysis of future capital investments to the business against returns for stakeholders. Re-investment rate could vary in definition from company to company, and a higher or lower measure does not necessarily indicate better or worse; therefore re-investment rate should not be considered an alternative to operating income (loss), cash flows provided by (used in) operating activities, cash flows provided by (used in) investing activities or any other measure of financial performance or liquidity presented in accordance with GAAP.
Additional Information and Where to Find It
This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of SilverBow. This communication relates to a proposed transaction involving SilverBow and Sundance that will become the subject of a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed transaction and the attendant benefits and risk. This communication is not a substitute for the proxy statement or any other document that SilverBow may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBOW AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the proxy statement and other relevant documents (when they become available) may be obtained free of charge by accessing SilverBow’s website at www.sbow.com by clicking on the “Investors” link, or upon written request to SilverBow, 920 Memorial City Way, Suite 850, Houston, Texas 77024, Attention: Investor Relations. Shareholders may also read and copy any reports, statements and other information filed by SilverBow with the SEC, at the SEC at 1-800-SEC-0330 or on the SEC’s website.

Participants in the Solicitation
SilverBow and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the transaction under the rules of the SEC. Information regarding SilverBow’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 30, 2022 in connection with its 2022 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in SilverBow’s proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement and other relevant documents carefully when they become available before making any voting or investment decisions.